UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 22, 2005

General Nutrition Centers, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-114502	72-1575168
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Sixth Avenue, Pittsburgh, Pennsylvania 15222
(Address of principal executive offices) (Zip Code)

(412) 288-4600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

     In connection with the promotion of Joseph Fortunato to Senior Executive Vice President and Chief Operating Officer of General Nutrition Centers, Inc. (“Centers”) and of its parent, GNC Corporation, on June 22, 2005, Centers entered into the First Amendment (the “First Amendment”) to the Employment Agreement dated as of December 15, 2004 by and between Joseph Fortunato and Centers (the “Employment Agreement”). Prior to this promotion, Mr. Fortunato served as Executive Vice President and Chief Operating Officer for Centers and GNC Corporation. The Employment Agreement was amended to reflect Mr. Fortunato’s promotion and increase in compensation. All other provisions of the Employment Agreement, which was previously filed with the Securities and Exchange Commission on January 19, 2005 as an exhibit to Centers’ Current Report on Form 8-K, remain in full force and effect.

     Under the terms of the First Amendment, the term of Mr. Fortunato’s employment period will expire on December 31, 2007, subject to one year extensions at Centers’ option. Mr. Fortunato will receive a base salary of $425,000 per year, with annual bonuses of 45% to 110% of his base salary if Centers exceeds the annual goal determined by Centers’ board of directors or compensation committee for the applicable year. Upon Mr. Fortunato’s death or disability, he will be entitled to receive his base salary for the remaining term of his employment period and a pro rata bonus. In the event of a termination of Mr. Fortunato’s employment without cause or for good reason (each, as defined in the Employment Agreement), he will be entitled to receive his base salary for the remaining term of his employment period and a pro rata bonus for the year in which he was terminated. If such termination occurs upon or within six months following a change of control (as defined in the Employment Agreement), Mr. Fortunato will be entitled to receive his base salary for a two-year period following the date of termination. On June 22, 2005, Mr. Fortunato also received options to purchase 50,000 shares of GNC Corporation Common Stock, par value $0.01 per share, at an exercise price of $6.00 per share. These options will vest and become exercisable annually in four equal parts from the date of grant. In the event of a change of control of GNC Corporation, all of Mr. Fortunato’s options will become immediately exercisable. A copy of the First Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description
10.1	First Amendment to Employment Agreement, dated as of June 22, 2005, by and between General Nutrition Centers, Inc. and Joseph Fortunato.

     SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 23, 2005.

GENERAL NUTRITION CENTERS, INC.
By:	/s/James M. Sander
	Name:	James M. Sander
	Title:	Senior Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to Employment Agreement, dated as of June 22, 2005, by and between General Nutrition Centers, Inc. and Joseph Fortunato.